UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2019

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, the Board of Directors (the “Board”) of Tupperware Brands Corporation (the “Company” or “Registrant”) appointed Cassandra (Sandra) Harris, age 43, to the position of Executive Vice President and Chief Financial Officer (and designated her its principal financial officer), effective April 1, 2019 (the “Start Date”). Harris served at VF Corporation, an $11.8 billion publicly-traded global apparel company, from 2008 to 2019, in various roles including, most recently, global Vice President and Chief Information Officer since March 2017. Prior to this role, she served as Chief Financial Officer in the Direct to Consumer and Global Supply Chain divisions since June 2009, including an additional interim role as Chief Financial Officer, Asia / India Brands from February through July 2015. She previously spent more than 10 years at Wilsonart International, Inc., a global manufacturer and distributor of laminates and other surface materials, where, following a series of accounting roles, she served as the company’s Group Controller. Harris began her career at Deloitte & Touche, LLP. There is no family relationship between Harris and any Company director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Harris has not engaged in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

In connection with the appointment of Harris, the Board approved a starting base salary of $500,000, a sign-on cash bonus of $100,000 payable after six months, and an annual cash incentive program target under the 2019 Annual Incentive Program of 75% of her base salary, effective upon her Start Date. In addition, the Compensation and Management Development Committee of the Board approved a special restricted stock unit award to Harris with a grant date of the Start Date, in the aggregate grant date fair value of $450,000, which award will cliff vest on its three-year anniversary, subject to the standard terms and conditions of the Company’s 2016 Incentive Plan, as amended. Harris will be eligible to participate in other compensation and benefit plans and programs offered to the Company’s executive officers.

Harris succeeds Michael (Mike) Poteshman, who recently announced his retirement after a 25-year career with the Company, and who has agreed to remain in his role until March 31, 2019 and provide consulting services thereafter through September 30, 2019, to ensure an orderly transition.

The Company issued a press release announcing the appointment of Harris, which is attached hereto as Exhibit 99.1.

Item 9.01(d) Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of Tupperware Brands Corporation dated February 26, 2019. Tupperware Brands appoints Sandra Harris as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: February 26, 2019	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary